EXHIBIT 10.1


                        LIMITED LIABILITY COMPANY AGREEMENT
                                        OF
                         DIVOT - RFG JOINT VENTURE, L.L.C.


         This Limited Liability Company Agreement of DIVOT - RFG JOINT VENTURE, L.L.C. (the "Company") is made as of ______________, 1998 and is effective as of _______________, 1998 (this "Agreement") by and between EAGLE GOLF ENTERPRISES, INC., a Florida corporation ("EAGLE"), and DIVOT GOLF CORPORATION, a Florida corporation ("DIVOT"), as members (collectively, the "Members").

         WHEREAS, the Members desire to operate the Company as a limited liability company under the Florida Act for the purposes set forth herein.

         NOW THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Members hereby agree as follows:

                                   ARTICLE 1

                                 DEFINED TERMS

      Section 1.1 Definitions. Unless the context otherwise requires, the terms defined in this Article I shall, for the purposes of this Agreement, have the meanings herein specified.

      "Affiliate" means with respect to a specified Person, any entity or other Person that directly or indirectly controls, is controlled by, or is under common control with, the specified Person. As used in this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, whether through ownership of voting securities, by contract or otherwise.

      "Agreement" means this Limited Liability Company Agreement, as amended, modified, supplemented or restated from time to time. References in the Florida Act to "regulations" shall mean this Agreement.

      "Articles" means the Articles of Organization of the Company and any and all amendments thereto and restatements thereof filed on behalf of the Company with the office of the Secretary of State of the State of Florida pursuant to the Florida Act.

      "Capital Account" means, with respect to any Member, the capital account maintained for such Member in accordance with the provisions of Section 4.4 hereof.

      "Capital Contribution" means, with respect to any Member, the aggregate amount of money and the initial Gross Asset Value of any property (other than money) contributed to the Company pursuant to Section 4.1 hereof with respect to such Member's Interest.

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      "Code"  means the Internal  Revenue Code of 1986,  as amended from time to time, or any corresponding federal tax statute enacted after the date of this Agreement.

      "Company  Minimum  Gain  Chargeback   Allocation"  means  the  allocations
required by ss.1.704-2(f) of the Treasury Regulations.

      "Covered Person" means a Member; any Affiliate of a Member; the Management Committee or any member thereof; any officers, directors, shareholders, partners, employees, representatives or agents of a Member, any Affiliate of a Member, or the Management Committee; any employee or agent of the Company or its Affiliates; any Tax Matters Member of the Company; or the President of the Company.

      "Depreciation" means, for each Fiscal Year or other period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such Fiscal Year or other period; provided, however, that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Year or other period, Depreciation shall be an amount that bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction with respect to such asset for such Fiscal Year or other period bears to such beginning adjusted tax basis; and provided further, that if the federal income tax depreciation, amortization or other cost recovery deduction for such Fiscal Year or other period is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Management Committee.

      "Fiscal Year" means (i) the period commencing upon the formation of the Company and ending on December 31, 1998, (ii) any subsequent twelve (12) month period commencing on January 1 and ending on December 31.

      "Florida Act" means Chapter 608, Florida Statutes, as amended from time to time.

      "Floyd Identification" means the name "Floyd," "Ray Floyd" or "Raymond Floyd", the likeness, image and endorsement of Floyd, the facsimile signature of Raymond Floyd and the Eagle Design mark, and also including without limitation the "Floyd Collection Marks" and "Ray Floyd Collection," all as more specifically defined or provided for in the License Agreement.

      "Gross Asset Value" means, with respect to any asset, such asset's adjusted basis for federal income tax purposes, except as follows:

      (a) the initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, as reasonably agreed to by the contributing Member and the Management Committee;

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      (b) the Gross Asset Value of all Company  assets  shall be adjusted to equal their respective gross fair market values, as reasonably determined by the Management Committee and all Members, as of the following times: (a) the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution; (b) the distribution by the Company to a Member of more than a de minimis amount of Company assets as consideration for an interest in the Company; and (c) the liquidation of the Company within the meaning of Treasury Regulation ss.1.704-1(b)(2)(ii)(g); provided, however, that adjustments pursuant to Clause
(a) and Clause (b) of this sentence shall be made only if the Management Committee and all Members reasonably determine that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company; and

      (c) the Gross Asset Value of any Company asset distributed to any Member shall be the gross fair market value of such asset on the date of distribution, as reasonably determined by the Management Committee and such Member.

      If the Gross Asset Value of an asset has been determined or adjusted pursuant to Paragraph (a) or Paragraph (b) above, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.

      "Interest" means a Person's share of the allocations of the Company and a Person's rights to receive distributions of the Company's assets in accordance with the provisions of this Agreement and the Florida Act, whether as a Member or an assignee of a Member's Interest.

      "License Agreement" means that certain License Agreement between Ray Floyd Enterprises, Inc., Raymond Floyd and the Company dated even date herewith.

      "Management Committee" has the meaning set forth in Section 6.1 hereof.

      "Member" means any Person named as a member of the Company on Schedule A hereto and includes any Person admitted as an Additional Member or a Substitute Member pursuant to the provisions of this Agreement, in such Person's capacity as a Member of the Company, and "Members" means two (2) or more of such Persons when acting in their capacities as Members of the Company. For purposes of the Florida Act, the Members shall constitute one (1) class or group of members.

      "Member Minimum Gain Chargeback Allocations" mean the allocations required by ss.1.704-2(i)(3) of the Treasury Regulations.

      "Member Nonrecourse Deduction Allocations" mean the allocations required by ss.1.704-2(i)(2) of the Treasury Regulations.

      "Miller Products" means the products listed in the current Miller Golf Catalog (titled "Miller Golf 1998 Retail Catalog", containing 49 pages) and attached to this Agreement as Exhibit "I", and incorporated herein by reference.

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      "Net Cash Flow"  means,  for each  calendar  month,  Fiscal  Year or other period of the Company for which it must be determined, the gross cash receipts of the Company from all sources other than Capital Contributions, less: (i) all amounts actually paid by or for the account of the Company during the same period pursuant to budgets, models, expense policies and business plans approved by all the Members from time to time; (ii) reasonable reserves for reasonably foreseeable expenses and other contingencies described in budgets and business plans approved by all the Members; and (iii) payments of principal and interest on any Company borrowings from Members or their Affiliates and expenses reimbursed to Members or Affiliates, provided they are approved in advance by all of the Members. Net Cash Flow shall not be reduced by depreciation, amortization, cost recovery deductions, depletion, similar allowances or other non-cash items, but shall be increased by any reduction of reserves previously established.

      "Nonrecourse Deduction Allocations" means the nonrecourse deductions as defined in ss.1.704-2(c) of the Treasury Regulations.

      "Percentage  Interest" means a Member's Percentage Interest (from Schedule
A). The Percentage Interest of EAGLE shall not be diluted without its prior written consent. Voting shall at all times be based upon the Members' Percentage Interests (including times when the Capital Accounts of all Members is negative or zero), except as provided in this Agreement.

      "Person" includes any individual, corporation, association, partnership (general or limited), joint venture, trust, estate, limited liability company, or other legal entity or organization.

      "Profits" or "Losses" means, for each Fiscal Year, an amount equal to the Company's taxable income or loss for such Fiscal Year, determined in accordance with ss.703(a) of the Code (but including in taxable income or loss, for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to ss.703(a)(1) of the Code), with the following adjustments:

      (a) any income of the Company exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition shall be added to such taxable income or loss;

      (b) any expenditures of the Company described in ss.705(a)(2)(B) of the Code (or treated as expenditures described in ss.705(a)(2)(B) of the Code pursuant to Treasury Regulation ss.1.704-1 (b)(2)(iv)(i)) and not otherwise taken into account in computing Profits or Losses pursuant to this definition shall be subtracted from such taxable income or loss;

      (c) in the event the Gross Asset Value of any Company asset is adjusted in accordance with Paragraph (b) or Paragraph (c) of the definition of "Gross Asset Value" above, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits or Losses;

      (d) gain or loss resulting from any disposition of any asset of the Company with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the asset disposed of, notwithstanding that the adjusted tax basis of such asset differs from its Gross Asset Value;

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      (e) in lieu of the depreciation,  amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year or other period, computed in accordance with the definition of "Depreciation" above; and

      (f) notwithstanding any other provisions of this definition, any items which are specially allocated pursuant to Section 8.2 hereof shall not be taken into account in computing Profits or Losses.

      "Substitute Member" means a Person who is admitted to the Company as a Member pursuant to Section 14.1 hereof, and who is named as a Member on an amended Schedule A to this Agreement.

      "Tax Matters Member" has the meaning set forth in Section 11.1 hereof.

      "Treasury Regulations" means the income tax regulations, including temporary regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).


                                ARTICLE 2

                                FORMATION AND TERM

      Section 2.1   Formation.

      (a) The Members hereby agree to form the Company as a limited liability company pursuant to the provisions of the Florida Act, and agree that the rights, duties and liabilities of the Members shall be as provided in the Florida Act, except as otherwise provided herein.

      (b) The name and mailing address of each Member and the amount contributed to the capital of the Company shall be listed on Schedule A attached hereto. The Management Committee shall be required to update Schedule A from time to time as necessary to accurately reflect the information therein. Any amendment or revision to Schedule A made in accordance with this Agreement shall not be deemed an amendment to this Agreement. Any reference in this Agreement to Schedule A shall be deemed to be a reference to Schedule A as amended and in effect from time to time.

      (c) The Members, or an authorized person on their behalf, shall execute, deliver and file the Articles and any and all amendments thereto and restatements thereof.

      Section 2.2 Name. The name of the Company formed and continued is DIVOT - RFG JOINT NEW VENTURE, L.L.C., or such other name as in available under the Florida Act and agreed upon by all of the Members. The business of the Company may be conducted upon compliance with all applicable laws under any other name designated by the Management Committee, provided that any name containing "Eagle" or "Floyd" or any part of the Floyd Identification shall require prior written consent of EAGLE.

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      Section 2.3 Term.  The term of the Company shall  commence on the date the Articles are filed in the office of the Secretary of State of the State of Florida and shall continue until December 31, 2058, unless the Company is dissolved before such date in accordance with the provisions of this Agreement.

      Section 2.4 Registered Agent and Office. The Company's registered agent and office in Florida shall be One Tampa City Center, Suite 200, 201 North Franklin Street, Tampa, Florida 33602. At any time, the Management Committee may designate another registered agent and/or registered office.

      Section 2.5 Principal Place of Business. The principal place of business of the Company shall be One Tampa City Center, Suite 200, 201 North Franklin Street, Tampa, Florida 33602. At any time, the Management Committee may change the location of the Company's principal place of business.

      Section 2.6 Qualification in Other Jurisdictions. Subject to Section 2.2, the Management Committee shall cause the Company to be qualified, formed or registered under assumed or fictitious name statutes or similar laws in any jurisdiction in which the Company transacts business. The President of the Company shall execute, deliver and file any certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business.


                                   ARTICLE 3

                         PURPOSE AND POWERS OF THE COMPANY



      Section 3.1 Purpose. The purpose of the Company shall be to distribute and market on an exclusive basis various golf products manufactured by DIVOT (or by its subsidiaries and other Affiliates, including without limitation, Miller Golf, Inc., a Massachusetts corporation, or any successor business entity of Miller Golf, Inc. (hereinafter "MILLER")), such products as are agreed upon in writing by EAGLE and DIVOT from time to time, including the Licensed Products so agreed upon and described in the License Agreement signed on even date herewith, and such additional Licensed Products as may hereafter be agreed upon from time to time pursuant to the terms and conditions of the License Agreement. DIVOT (and its subsidiaries and other Affiliates, including without limitation, MILLER) shall cause all business developments, enterprises, ventures, alliances and other undertakings or opportunities relating to the manufacture, distribution, marketing and sale of golf accessories and golf apparel (including but not limited to clothing, shoes, socks and other footwear, gloves, belts, hats and headwear, luggage and carry-alls or travel bags, golf bags and covers, bag tags, golf-related gifts, divot tools eyewear/sunglasses, club head covers, towels, umbrellas and golf jewelry and other golf collectibles) to be directed to and undertaken by the Company for its exclusive profit and benefit, irrespective of the fact that certain representatives, employees, agents and other resources of DIVOT and such subsidiaries and other Affiliates may be separately involved in developing such business undertakings and opportunities; provided, however, that, notwithstanding anything in this Agreement to the contrary, nothing herein shall prevent, limit, or restrict DIVOT or Miller or any of their Affiliates) in its or their manufacture, distribution, or sale of the Miller Products.

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      The Company and its business shall be operated,  developed and advanced in a manner consistent with the reasonable business judgement and commercial standards that an experienced and prudent manager would exercise and be governed by when controlling and administering a comparable start-up venture. The Company's purposes and business plan shall be implemented and advanced by DIVOT and the Management Committee on a best efforts basis, with the primary goals of successfully growing its business and maximizing the value of the Members' Interests.

      Section 3.2 Powers of the Company. The Company shall have the power and authority to take any and all actions necessary, appropriate, proper, advisable, incidental or convenient to or for the furtherance of the purpose set forth in Section 3.1, including, but not limited to, the power:

      (a) to conduct its business, carry on its operations and have and exercise the powers granted to a limited liability company by the Florida Act in any state, territory, district or possession of the United States, or in any foreign country that may be necessary, convenient or incidental to the accomplishment of the purpose of the Company;

      (b) to acquire by purchase, lease, contribution of property or otherwise, own, hold, operate, maintain, finance, improve, lease, sell, convey, pledge, mortgage, transfer, demolish or dispose of any real or personal property that may be necessary, convenient or incidental to the accomplishment of the purpose of the Company;

      (c) to enter into, perform and carry out contracts of any kind (including contracts with any Member or Affiliate thereof, subject to Section 6.4) necessary to the accomplishment of the purpose of the Company;

      (d) to sue and be sued, make claims and defend, and participate in administrative or other proceedings, in its name;

      (e) to appoint employees and agents of the Company, and define their duties and fix their compensation;

      (f) subject to the provisions of Article 12, to indemnify certain Persons in accordance with the Florida Act and to obtain any and all types of insurance;

      (g) to borrow money and issue evidences of indebtedness (including loans from any Member or Affiliate thereof, subject to Section 6.4) and to secure any of the same by a mortgage, pledge or other lien on the assets of the Company;

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      (h) to pay, collect,  compromise,  litigate,  arbitrate or otherwise adjust  or settle  any and all  other  claims or  demands  of or  against  the
Company  or  to  hold  such   proceeds   against  the  payment  of  contingent
liabilities; and

      (i) to make, execute, acknowledge and file any and all documents or instruments necessary, convenient or incidental to the accomplishment of the purpose of the Company.


                                   ARTICLE 4

                     CAPITAL CONTRIBUTIONS, MEMBER INTERESTS,
                 CAPITAL ACCOUNTS AND FUTURE CAPITAL REQUIREMENTS

      Section 4.1   Capital Contributions.

      (a) As set forth on Schedule A hereto, the Members shall make Capital Contributions in cash or other property to the Company described therein, and shall have original Capital Account balances equal to the amount of such Capital Contributions.

      (b)  No  Member  shall  be  required  to  make  additional   Capital
Contributions without the prior written consent of such Member. The parties acknowledge that EAGLE shall not be required to make any additional Capital Contributions, or make any loans or advances to the Company, and that the Member Interest of EAGLE shall not be diluted without its prior written consent.

      Section 4.2   Additional  Contributions,  Advances  and  Efforts of
DIVOT.

       (a) DIVOT shall also contribute to the Company the full sales, distribution, marketing, communications, information systems, financial and accounting services (including systems and controls), all production and manufacturing, distributing and other resources of DIVOT (and its subsidiaries and other Affiliates, including without limitation, MILLER), including the time services and other benefits of management and administrative personnel of DIVOT and its Affiliates. Such resources shall be provided to the Company on an as-needed basis, but nevertheless at such times and in a manner consistent with the reasonable business judgement and commercial standards that an experienced and prudent manager would exercise and be governed by when controlling and administering a comparable start-up venture, and with the primary goals of successfully growing the Company's business and maximizing the value of the Members' Interests.

      (b) The direct incremental costs of providing such services and resources to the Company shall be reimbursed by the Company to DIVOT (or MILLER or the other Affiliate providing the same) the from time to time as sufficient revenue is available to the Company. Notwithstanding the foregoing, DIVOT or MILLER shall provide all executive and management services to the Company at no cost; provided, however that after the Company's systems and operations have been substantially developed and implemented, and the Management Committee believes it to be in the Company's best interest to fully dedicate all of the services of one or more persons to the management or administration of the Company, then the direct costs of providing such dedicated services to Company shall be a reimbursable expense (as hereinafter provided).

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      (c) The  determinations  of the type and amount of such  expenses that are reimbursable (and the time for payment thereof by the Company to DIVOT, MILLER or their Affiliates) shall be made according to a written reimbursement plan, policy or model to be jointly developed and agreed upon by the Management Committee and all Members, and which in any event shall permit reimbursement of expenses related only to the incremental increase in the direct costs (rather than indirect costs, such as employee benefits, rent, taxes, professional fees not directly related to the Company's business), of providing such services and other resources. If the parties cannot agree on such a plan, policy or model within 45 days after the date of this Agreement, the Company will retain a nationally recognized accounting firm (the fees and costs of which shall be borne by the Company) mutually agreeable to the Members, and such accounting firm shall develop it for them. The Management Committee and the Members shall be bound by such accounting firm's determination.

      (d) The Company shall also enter into such management, services and manufacturing agreements with MILLER, and any other subsidiaries or Affiliates of DIVOT that are to provide services or other resources to the Company hereunder (and containing customary and normal terms reasonably acceptable to both DIVOT and EAGLE) setting forth the terms of their relationship with the Company, and also restricting usage of the Floyd Identification and any other licensee rights under the License Agreement rights exclusively to the Company.

      Section 4.3 Member's Interest. Each Member shall have the Percentage Interest and Interest set forth in Schedule A. A Member's Interest shall for all purposes be personal property. A Member has no interest in specific Company property, unless and until distributed to such Member.

      Section 4.4   Status of Capital Contributions.

      (a) Except as otherwise provided in this Agreement, the amount of a Member's Capital Contributions may be returned to it, in whole or in part, at any time, but only with the unanimous consent of the Members.

      (b) No Member or Affiliate thereof shall receive any interest, salary or drawing with respect to its Capital Contributions or its Capital Account or for services rendered or resources provided on behalf of the Company, except as otherwise specifically provided in this Agreement.

      (c) Except as otherwise provided in this Agreement, no Member shall be required to lend any funds or make Capital Contributions to the Company or, after a Member's Capital Contributions or advances of other resources have been fully paid pursuant to Sections 4.1 and 4.2 hereof, to make any additional Capital Contributions or advances to the Company. No Member shall have any personal liability for the repayment of any Capital Contribution or advances of any other Member.

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      Section 4.5   Capital Accounts.

      (a) A separate Capital Account shall be established and maintained for each Member. The original Capital Account established for any Member who acquires an Interest by virtue of an assignment in accordance with the terms of this Agreement shall be in the same amount as, and shall replace, the Capital Account of the assignor of such Interest, and, for purposes of this Agreement, such Member shall be deemed to have made the Capital Contributions made by the assignor of such Interest (or made by such assignor's predecessor in interest). To the extent such Member acquires less than the entire Interest of the assignor of the Interest so acquired by such Member, the original Capital Account of such Member and its Capital Contributions shall be in proportion to the Interest it acquires, and the Capital Account of the assignor who retains a partial
Interest, and the amount of its Capital Contributions, shall be reduced in proportion to the Interest it retains.

      (b) The Capital Account of each Member shall be maintained in accordance with the following provisions:

            (i) to such Member's Capital Account there shall be credited such Member's Capital Contributions, such Member's distributive share of Profits, special allocations of income and gain, and the amount of any Company liabilities that are assumed by such Member or that are secured by any Company assets distributed to such Member;

            (ii) to such Member's Capital Account there shall be debited the amount of cash and the Gross Asset Value of any Company assets distributed to such Member pursuant to any provision of this Agreement, such Member's distributive share of Losses, special allocations of loss and deduction, and the amount of any liabilities of such Member that are assumed by the Company or that are secured by any property contributed by such Member to the Company; and

            (iii) in determining the amount of any liability for purposes of this Section (b), there shall be taken into account ss.752(c) of the Code and any other applicable provisions of the Code and the Treasury Regulations.


                                   ARTICLE 5

                                    MEMBERS



      Section 5.1 Powers of Members. The Members shall have the power to exercise any and all rights or powers granted to the Members pursuant to the express terms of this Agreement.

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      Section 5.2  Annual Budget and Business  Plan.  From time to time, but at least annually, the Company's officers shall prepare or shall cause to be prepared an updated business plan and operating, financing and capital budget for the Company, commencing with the first partial Fiscal Year of the Company. Each such business plan and budget shall be circulated to the Members for review and comment, and upon approval by the Management Committee shall constitute the business and budget of the Company for such Fiscal Year. In addition to such other limitations as are contained therein, the Company's officers shall make no disbursement and shall enter into no binding agreement, without the approval of the Management Committee, if such disbursement or binding agreement would be inconsistent with (or in light of all available facts and circumstances would likely be inconsistent with) the then applicable business plan or budget.

      Section 5.3 Resignation. Except as expressly provided in this Agreement, a Member may not withdraw from the Company prior to the dissolution and winding up of the Company. If a Member withdraws in violation of the foregoing prohibition, such Member shall not be entitled to receive any distributions and shall not otherwise be entitled to receive the fair market value of its Interest except as otherwise expressly provided for in this Agreement.

                                   ARTICLE 6

                                    MANAGEMENT

      Section 6.1   Management of the Company.

      (a) The Management Committee shall consist of JEREMIAH M. DALY ("Daly") and four (4) other individuals, all four (4) of whom shall be appointed by DIVOT after consultation with all Members. Such four (4) additional members of the Management Committee may be removed and replaced at any time and from time to time by DIVOT after consultation with all Members. Daly shall each serve on the Management Committee until he dies, resigns, or is removed by the written consent of all of the Members. If Daly dies, resigns or is removed by such written consent of all Members, then his successor shall be mutually agreeable to and appointed by written consent of all of the Members; and the same process for written consent to removal/appointment shall continue to apply to all successors of Daly serving as a member of the Management Committee. The authority to vote on actions affecting the Company shall be shared equally among the individuals serving on the Management Committee. The Management Committee shall meet as often as may be reasonably necessary, as determined in the reasonable discretion of the Management Committee members, or at any time upon the written demand of a Member. The actions of the Management Committee shall bind the Company except as provided herein.

      (b) No decision of the Management Committee shall be made except upon majority vote of all of its members at a meeting duly called with at least five
(5) days notice, specifying the agenda for the meeting (which notice may be waived by any of its members, and will be deemed to have been waived if the member participates in the meeting and has been provided with an agenda for the meeting). Meetings may be held telephonically whereby each of the members participating can hear each of the other members. Action by the Management Committee may also be taken and represented by a unanimous written consent. The Management Committee shall appoint a Secretary who shall be responsible for taking minutes of the meetings and safekeeping them on behalf of the Company.

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

      (c) Daly shall serve as the initial Chief Executive Officer and President of the Company ("CEO"), and the CEO shall at all times be responsible for the execution of the management actions and decisions and the day-to-day operations of the Company, until removed by the written consent of all of the Members. If the CEO dies, resigns, or is removed by written consent of all Members, then his successor (and all successors in such office succeeding him) shall be mutually agreeable to and appointed by the written consent of all of the Members. The Management Committee may appoint other individuals to serve as officers of the Company, with such titles as it may select, including the titles of Vice President, Treasurer and Secretary, to act on behalf of the Company with such power and authority as the Management Committee may delegate in writing to any such individual, subject to the restrictions and terms of this Agreement; provided that no other officer so appointed shall have executive decision-making or managerial authority senior to the CEO of the Company (including without limitation, the Chairman, if one is appointed), without the written consent of all Members.

      (d) A member of the Management Committee may resign at any time by giving at least thirty (30) days written notice to the other members of the Management Committee (or such shorter time period acceptable to such members). The resignation of any member of the Management Committee shall take effect upon the expiration of said 30-day period or at such earlier time as determined by the Management Committee. Unless otherwise specified in such notice, the acceptance of such resignation shall not be necessary to make it effective. His successor shall be appointed in the manner provided in Section 6.1(a).

      Section 6.2 Powers of the Management Committee. Except as otherwise specifically provided in this Agreement, the Management Committee shall have full, exclusive and complete discretion, right, power, and authority to manage, control and make all decisions affecting the business and affairs of the Company and to do or cause to be done any and all acts, at the expense of the Company on the terms provided herein, deemed by the Management Committee to be necessary or appropriate to effectuate the business of the Company purposes and objectives of the Company as set forth in this Agreement. Except as otherwise specifically provided in this Agreement, and without limiting the generality of the foregoing, the Management Committee shall have the power and authority to execute all documents or instruments, perform all duties and powers and do all things for and on behalf of the Company in all matters necessary, desirable, convenient or incidental to the business of the Company.

      The expression of any power or authority of the Management Committee in this Agreement shall not in any way limit or exclude any other power or authority which is not specifically or expressly set forth in this Agreement provided the exercise of any such other power or authority is consistent with this Agreement and the Florida Act.

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

      Section 6.3 No Management by Other Persons. No Person other than the Management Committee members and the duly appointed officers of the Company and its authorized agents shall take part in the management, or the operation or control of the business and affairs of the Company. All such members, officers and agents shall at all times comply with the terms and conditions of the License Agreement. Except as expressly delegated by the Management Committee or as required by the Florida Act, no Person other than the Management Committee and the duly appointed officers or other authorized agents of the Company shall be an agent of the Company or have any right, power or authority to transact any business in the name of the Company or to act for or on behalf of or to bind the Company.

      Section 6.4 Restrictions on Authority of the Management Committee and President. Notwithstanding anything to the contrary in this Article 6, neither the Management Committee nor the President shall have any authority to take any of the following actions without the unanimous written consent of all Members:

             (i) To take any action that would cause a breach of or otherwise be inconsistent with the License Agreement (or the stock registration rights agreement relating to the DIVOT stock issued to Licensor or its Affiliates thereunder);

            (ii) To admit any additional Members at any time;

            (iii) To cause the dissolution or liquidation of the Company, the sale of substantially all of its business or assets, or the merger, consolidation or other reorganization of the Company; or

            (iv) To take any action requiring the consent or agreement of all Members pursuant to this Agreement.

            The President and the Management Committee shall also disclose in writing to all Members any and all transactions between the Company and Affiliates of any Member, Management Committee member, and officer or agent of the Company before such transactions are implemented. The other Members, the President and other officers, and the Management Committee shall take no actions that would cause the Company to impair any of EAGLE's (or Raymond Floyd's or his Affiliates') commercial alliances, agreements, endorsement arrangements or other gainful commitments with other Persons, including without limitation those commitments set forth in the list of "Eagle or Ray Floyd Commitments" attached as Schedule B hereto, and any renewal of such commitments.

      Section 6.5 Reliance by Third Parties. Any Person dealing with the Company or the Management Committee may rely upon a certificate signed by the Management Committee as to:

            (i) the identity of the Management Committee or any member hereof;

            (ii) the existence or non-existence of any fact or facts which constitute a condition precedent to acts by the Management Committee or in any other manner germane to the affairs of the Company;

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

            (iii) the Persons who are authorized to execute and deliver any instrument or document of or on behalf of the Company; or

            (iv) any act or failure to act by the Company or as to any other matter whatsoever involving the Company or any Member.


                                   ARTICLE 7

                            AMENDMENTS AND MEETINGS

      Section 7.1 Amendments. Any amendment to this Agreement or the Articles shall be adopted and be effective as an amendment thereto only if it receives the affirmative vote of all of the Members, or such amendment is in writing and executed by all of the Members.

      Section  7.2  Meeting of the Members.

      (a) Meetings of the Members may be called at any time by the Management Committee or any Member. Each Member shall in writing authorize an individual to represent and act for it by proxy on all matters in which a Member is entitled to participate, including waiving notice of any meeting, voting or otherwise participating at a meeting, and to provide such consents, approvals or agreements of a Member as required in this Agreement. Every such proxy shall be signed by the Member.

      (b) Each meeting of Members shall be conducted by the President, and such a meeting shall be called with at least five (5) days but not more than thirty (30) days notice, specifying the agenda for the meeting. Such notice may be waived by any of the Members at any time, and will be deemed to have been waived if the Member participates in the meeting and has been provided with a written agenda for the meeting. Meetings may also be held telephonically whereby each of the Members can hear each of the other Members. The Management Committee, in its sole discretion, shall establish all other provisions relating to meetings of Members, including the time, place or purpose of any meeting at which any matter is to be voted on by any Members, voting in person or by proxy or any other matter with respect to the exercise of any such right to vote; provided, however, any Member shall have the right to introduce agenda items for each meeting. Except as expressly provided in this Agreement or the License Agreement (concerning matters affecting the License Agreement), decisions of the Members shall be made upon the vote of a majority in Interest of the Members. Action by the Members may also be taken and represented by a unanimous written consent. The Company's Secretary shall be responsible for taking minutes of the Member meetings and safekeeping them on behalf of the Company.

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


                                   ARTICLE 8

                                  ALLOCATIONS

      Section 8.1  Profits and Losses.

      (a) For each Fiscal Year of the Company, after giving effect to the allocation rules of Section 8.2 hereof, net Profits for any Fiscal Year shall be allocated as follows:

              (i) First, between the Members in proportion to and in the inverse order to which Losses were allocated to them pursuant to Section 8.1(b) below until the cumulative Profits allocated pursuant to this Section 8.1(a)(i) equal the cumulative Losses allocated pursuant to Section 8.1(b); and

              (ii) Second,   between  the  Members  in   proportion   to  their
Percentage Interests.

      (b) For each Fiscal Year of the Company, after giving effect to the allocations required by Section 8.2 hereof, net Losses for any Fiscal Year shall be allocated as follows:

              (i) First, between the Members in proportion to and to extent of their positive Capital Account balances; and

              (ii)Second, between the Members in proportion to their Percentage Interests; provided that no Member shall be allocated Losses in excess of the amount of the "economic risk of loss" it bears for the Company's indebtedness, as determined under Treasury Regulation 1.752-2 (in which case, the excess Loss shall be reallocated to the Member who bears such economic risk of loss for the indebtedness, to the extent of the respective amounts of such economic risk of loss it bears).

      Section 8.2  Special Allocations.

      (a) The Company shall make the qualified income offset allocation required by the alternate test for economic effect under ss.1.704-1(b)(2)(ii)(d) of the Treasury Regulations.

      (b) In the event any Member has a deficit Capital Account at the end of any Fiscal Year that is in excess of the sum of (i) the amount such Member is obligated to restore to the Company pursuant to ss.1.704-1(b)(2)(ii)(c) of the Treasury Regulations, (ii) the amount such Member is deemed to be obligated to restore pursuant to the next to the last sentence of ss.1.704-2(g)(1) of the Treasury Regulations and (iii) the amount such Member is deemed to be obligated to restore pursuant to the next to the last sentence of ss.704-2(i)(5) of the Treasury Regulations, such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 8.2(ii) shall be made if and only to the extent that such Member would have a deficit Capital Account in excess of such sum after all other allocations provided in this Article 8 have been tentatively made as if Section 8.2(a) and this Section 8.2(b) were not in the Agreement.

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

      (c) The Company shall make all (1) Member Nonrecourse Deduction Allocations; (2) Member Minimum Gain Chargeback Allocations; and (3) Company Minimum Gain Chargeback Allocations.

      (d) The Company shall make all Nonrecourse Deduction Allocations to the Members in proportion to their Percentage Interests.

      (e) To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code ss.734(b) or Code ss.743(b) is required, pursuant to ss.1.704-1(b)(2)(iv)(m) of the Treasury Regulations, to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Treasury Regulations.

      (f) The allocations set forth in this Section 8.2 (collectively the "Regulatory Allocations") are intended to comply with certain requirements of ss.1.704-1 and -2 of the Treasury Regulations. Notwithstanding any other provisions of this Article 8 (other than the Regulatory Allocations), the Management Committee shall, with the advice and assistance of the Company's tax accountants, take the Regulatory Allocations into account in allocating other Profits, Losses, and items of income, gain, loss, deduction and Code ss.705(a)(2)(B) expenditures among the Members so that, to the extent possible, the net amount of such allocations of other Profits, Losses, and other items and the Regulatory Allocations to each Member shall be equal to the net amount that would have been allocated to each such Member if the Regulatory Allocations had not occurred.

      Section 8.3  Allocation Rules.

      (a) In the event Members are admitted to the Company pursuant to this Agreement on different dates, the Profits (or Losses) allocated to the Members for each Fiscal Year during which Members are so admitted shall be allocated among the Members in proportion to their Percentage Interests during such Fiscal Year in accordance with ss.706 of the Code, using any convention permitted by law and selected by the Management Committee.

      (b) For purposes of determining the Profits, Losses or any other items allocable to any period, Profits, Losses and any such other items shall be determined on a daily, monthly or other basis, as determined by the Management Committee using any method that is permissible under ss.706 of the Code and the Treasury Regulations thereunder.

      (c) Except as otherwise provided in this Agreement, all items of Company income, gain, loss, deduction and any other allocations not otherwise provided for shall be divided among the Members in the same proportions as they share Profits and Losses for the Fiscal Year in question.

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

      (d) The Members are aware of the income tax consequences of the allocations made by this Article 8 and hereby agree to be bound by the provisions of this Article 8 in reporting their shares of Company income and loss for income tax purposes.

      (e) Solely for purposes of determining a Member's proportionate share of the "excess nonrecourse liabilities" of the Company within the meaning of Treasury Regulations ss.1.752-3(a)(3), the Members' interests in Company Profits shall be in accordance with their Percentage Interests.

      (f) The Management Committee shall have reasonable discretion, with respect to each Fiscal Year, to request from the Commissioner of the Internal Revenue Service a waiver, pursuant to ss.1.704-2(f)(4) or 1.704-2(i)(4) of the Treasury Regulations, of the minimum gain chargeback requirement of ss. 1.704-2(f) of the Regulations or the member minimum gain chargeback requirement of ss.1.704-2(i)(4) of the Treasury Regulations, respectively, if the application of such chargeback would cause a permanent distortion of the economic arrangement of the Members.

      Section 8.4  Other Tax Allocations: Section 704(c) of the Code.

      (a) In accordance with ss.704(c) of the Code and the Treasury Regulations thereunder, income, gain, loss and deduction with respect to any property contributed to the capital of the Company shall, solely for income tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its initial Gross Asset Value (computed in accordance with the definition in Section 1.1 hereof).

      (b) In the event the Gross Asset Value of any Company asset is adjusted pursuant to Paragraph (ii) of the definition of "Gross Asset Value" contained in Section 1.1 hereof, subsequent allocations of income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under ss.704(c) of the Code and the Treasury Regulations thereunder.

      (c) Any elections or other decisions relating to allocations under this Section 8.4, including the selection of any allocation method permitted under Treasury Regulation ss.1.704-3, shall be made by the Management Committee in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 8.4 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Member's Capital Account or share of Profits, Losses, other items or distributions pursuant to any provision of this Agreement.

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
                                   ARTICLE 9

                                   DISTRIBUTIONS

      Section 9.1 Net Cash Flow. Except as otherwise provided in Article 15 hereof (relating to the dissolution of the Company), any distribution of the Net Cash Flow during any Fiscal Year shall be made to the Members in proportion to their Percentage Interests.

      Section 9.2 Distribution Rules.

      (a) Net Cash Flow shall be distributed at such times as the Management Committee decides in its reasonable discretion, giving consideration to the investment expectations of the Members and customary rates of return for participation in similar types of business ventures; provided, however, that at a minimum, the Management Committee shall distribute Net Cash Flow on a quarterly basis (and in a manner that will allow the Members to timely submit estimated federal and state income tax payments utilizing such funds) to the extent necessary to cover the federal and aggregate state income taxes applicable to the taxable Profits of the Company for the quarter to which the quarterly distribution of Net Cash Flow relates. For purposes of computing the amount of these minimum distributions, the highest marginal individual tax brackets for both federal and state income tax purposes shall be used (and including each state where the Company's taxable Profits are subject to income tax).

      (b) All amounts withheld pursuant to the Code or any provision of any foreign, state or local tax law or treaty with respect to any payment, distribution or allocation to the Company or the Members shall be treated as amounts distributed to the Members pursuant to this Article 9 for all purposes of this Agreement, provided that such amounts are calculated in accordance with
Section 9.2(a). The Management Committee is authorized to withhold from distributions to the Members and to pay over to any federal, foreign, state or local government any amounts required to be so withheld pursuant to the Code or any provision of any other federal, foreign, state or local law or treaty, and shall allocate such amounts to those Members with respect to which such amounts were withheld.

      Section 9.3 Limitations on Distribution. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make a distribution to any Member on account of its Interest in the Company if (a) there has been no agreement by the Management Committee and the Members relating to the plan, policy or model providing for reimbursement of certain expenses of DIVOT or its Affiliates as contemplated in Section 4.2 of this Agreement, or (b) such distribution would violate the solvency standards under Section 608.426 of the Florida Act or other applicable insolvency or fraudulent conveyance laws.


                                 ARTICLE 10

                                 BOOKS AND RECORDS

      Section 10.1 Inspection Rights Pursuant to Law. Without limiting any right which the Members enjoy under the Florida Act, it is agreed that the Company shall have obligations to the Members as set forth in Sections 10.2 through 10.3 respecting books, records and financial statements of the Company.

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

      Section 10.2 Books, Records and Financial Statements.

      (a) At all times during the continuance of the Company, the Company shall maintain, at its registered office and principal place of business all records and materials referred to in Florida Act Section 608.4101, including without limitation, separate books of account for the Company that shall show a true and accurate record of all costs and expenses incurred, all charges made, all credits made and received and all income derived in connection with the operation of the Company business in accordance with generally accepted accounting principles consistently applied ("GAAP"), and, to the extent inconsistent therewith, in accordance with this Agreement. Such books of account, together with a certified copy of this Agreement and of the Certificate, shall at all times be maintained at the principal place of business of the Company and shall be open to inspection, examination and audit at reasonable times by each Member and its duly authorized representatives for any purpose reasonably related to such Member's interest in the Company. This provision shall be in addition to and not in substitution of any approval, examination, verification, audit and other rights EAGLE or its Affiliates may have under the License Agreement.

      (b) The Management Committee shall prepare and maintain, or shall cause to be prepared and maintained, the books of account of the Company. Not later than thirty (30) days after the close of each month, the Management Committee shall prepare (or shall cause to be prepared) in accordance with GAAP financial statements (including balance sheets, income statements and statements of cash flows) fairly presenting the financial position, results of operations and changes in financial position of the Company as of the end of such calendar month or, in the case of calendar months which end coincident with the end of a calendar quarter or the end of a Fiscal Year, such calendar quarter or Fiscal Year, as the case may be.

      Section 10.3 Accounting Method. For both financial and tax reporting purposes and for purposes of determining Profits and Losses, the books and records of the Company shall be kept on the accrual method of accounting applied in a consistent manner and shall reflect all Company transactions and be appropriate and adequate for the Company's business.


                                 ARTICLE 11

                                 TAX MATTERS

      Section 11.1 Tax Matters Member.

      (a) DIVOT is hereby designated as "Tax Matters Member" of the Company for purposes of ss.6231(a)(7) of the Code and shall have the power to manage and control, on behalf of the Company, any administrative proceeding at the Company level with the Internal Revenue Service relating to the determination of any item of Company income, gain, loss, deduction or credit for federal income tax purposes.

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

      (b) The Tax Matters Member shall, within five (5) business days of the receipt of any notice from the Internal Revenue Service in any administrative proceeding at the Company level relating to the determination of any Company item of income, gain, loss, deduction or credit, mail a copy of such notice to each Member.

      Section 11.2 Right to Make Section 754 Election. The Tax Matters Member may, upon receiving the written consent of each other Member, make or revoke, on behalf of the Company, an election in accordance with ss.754 of the Code, so as to adjust the basis of Company property in the case of a distribution of property within the meaning of ss.734 of the Code, and in the case of a transfer of a Company Interest within the meaning of ss.743 of the Code. Each Member shall, upon request of the Tax Matters Member, supply the information necessary to give effect to such an election.

      Section 11.3  Taxation  as   Partnership.   The  Company   shall  be
treated as a partnership for U.S. federal income tax purposes.

                                ARTICLE 12

                    LIABILITY, EXCULPATION, INDEMNIFICATION
                          AND BUSINESS OPPORTUNITIES

      Section 12.1  Liability.

      (a) Except as otherwise provided by the Florida Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Covered Person shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Covered Person.

      (b) Except as otherwise expressly required by law, a Member, in its capacity as Member, shall have no liability in excess of (a) the amount of its Capital Contributions, (b) its share of any assets and undistributed profits of the Company, (c) its obligation to make other payments expressly provided for in this Agreement, and (d) the amount of any distributions wrongfully distributed to it.

      Section 12.2  Exculpation.

      (a) No Covered Person shall be liable to the Company or any other Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by this Agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person's gross negligence or willful misconduct.

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

      (b) A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Covered Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, Profits, Losses or Net Cash Flow or any other facts pertinent to the existence and amount of assets from which distributions to Members might properly be paid.

      Section 12.3 Indemnification. To the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person provided that: (i) any such action was undertaken in good faith on behalf of the Company and in a manner reasonably believed to be in, or not opposed to, the best interests of the Company, (ii) any such action was reasonably believed to be within the scope of authority conferred on such Covered Person by this Agreement, and (iii) with respect to any criminal action or proceeding, such Covered Person had no reasonable cause to believe his action or omission was unlawful, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of gross negligence or willful misconduct with respect to such acts or omissions; provided, , that any indemnity under this Section 12.3 shall be provided out of and to the extent of Company assets only (including the proceeds of any insurance policy obtained pursuant to Section 12.5 however hereof), and no Covered Person shall have any personal liability on account thereof.

      Section 12.4 Expenses. To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by a Covered Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in
Section 12.3 hereof.

      Section 12.5 Insurance. The Company shall purchase and maintain insurance, to the extent and in such amounts as the Management Committee shall, in its sole discretion, deem reasonable, on behalf of Covered Persons and such other Persons as the Management Committee shall determine, against any liability that may be asserted against or expenses that may be incurred by any such Person in connection with the activities of the Company or such indemnities, regardless of whether the Company would have the power to indemnify such Person against such liability under the provisions of this Agreement. The Management Committee and the Company may enter into indemnity contracts with Covered Persons and such other Persons as the Management Committee shall determine and adopt written procedures pursuant to which arrangements are made for the advancement of expenses and the funding of obligations under Section 12.4 hereof and containing such other procedures regarding indemnification as are appropriate.

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      Section 12.6  Ancillary Opportunities; Right of First Offer. In the event
DIVOT or any of its subsidiaries or other Affiliates, either alone or with another Person or group (for this purpose, a "Venturer") desire to engage in any business similar to that of the Company, the Company shall have the prior right to consider such proposed business opportunity, and to instead undertake such opportunity for the benefit of Company, either for itself or as a joint venturer with a capital partner, joint venturer or other Person. Before such business opportunity may be undertaken by any Venturer, the Members shall be provided with a written plan for the proposed business opportunity, with sufficient detail for them to make an informed decision as to whether the Company should accept or reject the opportunity. The opportunity may be rejected only if all Members agree in writing to reject it. It shall be accepted by the Company if any Member votes to accept it. If the opportunity is so rejected, then the Venturer shall be entitled to proceed with the plan and pursue the business opportunity without further involvement by the Company or any liability hereunder; provided, however, that, notwithstanding anything in this Agreement to the contrary, nothing herein shall prevent, limit, or restrict DIVOT or Miller (or any or their Affiliates) in its or their manufacture, distribution, or sale of the Miller Products.

      Section 12.7 Additional Golf Professional Endorsements. In the event the Company or a Venturer, as defined in Section 12.6, desires to engage in any business opportunity employing or utilizing in any manner the endorsement, name, likeness, image or other persona of any other professional golfer (female or male), the business opportunity shall be presented to the Management Committee in the same manner as described in Section 12.6, and in any event prior to any commitment being made to the professional golfer in question by the Company or a Venturer. EAGLE shall have the right, in EAGLE's sole and absolute discretion, to decide whether the Company should accept or reject such business opportunity, and the other Members hereby agree to vote their Interests and to take such other actions as may be appropriate or necessary to cause such acceptance or rejection to occur, and to formalize such determination.

                                  ARTICLE 13

                                ADDITIONAL MEMBERS

      Section 13.1 Admission. By approval of all of the Members, the Company is authorized to admit any Person as an additional member of the Company (each, an "Additional Member" and collectively, the "Additional Members"). Each such Person shall be admitted as an Additional Member at the time such Person (i) executes this Agreement or a counterpart of this Agreement and (ii) is named as a Member on an amended Schedule A hereto.

      Section 13.2 Allocations. Additional Members shall not be entitled to any retroactive allocation of the Company's income, gains, losses, deductions, credits or other items; provided that, subject to the restrictions of ss.706(d) of the Code, Additional Members shall be entitled to their respective share of the Company's income, gains, losses, deductions, credits and other items arising under contracts entered into before the effective date of the admission of any Additional Members to the extent that such income, gains, losses, deductions, credits and other items arise after such effective date. To the extent consistent with ss.706(d) of the Code and Treasury Regulations promulgated thereunder, the Company's books may be closed at the time Additional Members are admitted (as though the Company's tax year had ended) or the Company may credit to the Additional Members pro rata allocations of the Company's income, gains, losses, deductions, credits and items for that portion of the Company's Fiscal Year after the effective date of the admission of the Additional Members.

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                                 ARTICLE 14

                            ASSIGNABILITY OR INTERESTS

      Section 14.1  Assignability of Interests.

            (a) Except as otherwise provided in this Article 14, no Member may assign the whole or any part of its Interest without the prior written consent of all other Members, which consent may be given or withheld in the sole and absolute discretion of such other Members. If the prior written consent of the other Members is obtained for any such assignment, such assignment shall, nevertheless, not entitle the assignee to become a Substitute Member or to be entitled to exercise or receive any of the rights, powers or benefits of a Member other than the right to receive distributions to which the assigning Member would be entitled, unless the assigning Member designates, in a written instrument delivered to the other Members, its assignee to become a Substitute Member and all of the other Members consent to the admission of such assignee as a Member; and provided further, that such assignee shall not become a Substitute Member without having first executed an instrument reasonably satisfactory to the other Members accepting and agreeing to the terms and conditions of this Agreement, including a counterpart of this Agreement, and without having paid to the Company a fee sufficient to cover all reasonable expenses of the Company in connection with such assignee's admission as a Substitute Member.

            (b) Notwithstanding the foregoing, EAGLE (and any assignee or Substitute Member that is a "Permitted Assignee" as defined below, and which hereafter acquires its Interest from EAGLE or another Permitted Assignee) shall be permitted to assign, at any time and from time to time, all or any part of its Interest to a Permitted Assignee. For this purpose "Permitted Assignee" means a Person that is (i) an Affiliate of Raymond or Maria Floyd, (ii) a natural or adoptive lineal ancestor or descendant of either of Raymond or Maria Floyd, (iii) a trust, estate, guardianship or custodianship, including those established under any the Uniform Gifts to Minors Act of any state, for an individual described in the preceding clause (ii), and (iv) entities under the control of Raymond or Maria Floyd and one or more other Permitted Assignees; provided, however, that no transfer shall be made under this section if such transfer or transfers would result in EAGLE. Raymond or Maria Floyd, and any Affiliate of EAGLE and Raymond or Maria Floyd to own a Percentage Interest or Percentage Interests, in the aggregate, of less than 2%. EAGLE shall have the right to designate that any Permitted Assignee shall be admitted as a Substitute Member.

            (c) Notwithstanding the foregoing, DIVOT shall have the right to assign, at any time and from time to time, all or part of its Interest to any corporation or other entity in which DIVOT is a majority owner, determined by both its voting rights or voting power, and its economic rights aggregating all ownership interests, whether common or preferred, DIVOT shall have the right to designate that any such assignee shall be admitted as a Substitute Member.

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            (d) If a Member  assigns all or part of its  Interest in the Company and the assignee is entitled to become a Substitute Member, such assignee shall be admitted to the Company effective immediately prior to the effective date of the assignment (as defined in Section 14.3 hereof), and, immediately following such admission, the assigning Member shall cease to be a Member of the Company to the extent of the portion of the Interest assigned hereunder. In such event, the Company shall not dissolve if the business of the Company is continued without dissolution in accordance with Section 15.2(g) hereof. For purposes of this Article 14, "assignment" shall include any sale, transfer, conveyance, pledge or grant of a security interest in an Interest, and any "involuntary transfer" such as a sale of an Interest in connection with any bankruptcy or similar insolvency proceedings, or a divorce or other marital settlement involving any Member, or any other disposition or encumbrance of an Member Interest.

      Section 14.2 Recognition of Assignment by Company or Other Members. No assignment, or any part thereof, that is in violation of this Article 14 shall be valid or effective, and neither the Company nor the Management Committee or any Member shall recognize the same for any purpose of this Agreement, including the purpose of making distributions of Net Cash Flow pursuant to Section 9.1 hereof with respect to such Interest or part thereof. Neither the Company nor the Management Committee shall incur any liability as a result of refusing to make any such distributions to the assignee of any such invalid assignment.

      Section 14.3 Effective Date of Assignment. Any valid assignment of a Member's Interest, or part thereof, pursuant to the provisions of this Article 14 shall be effective as of the close of business on the day preceding the closing of the transaction evidencing the assignment, unless all consents have not been obtained, in which case the effective date shall be on such date all of the written consents to such assignment have been obtained, or such other date as the assigning Member and all Members agree upon. The Company shall, from the effective date of such assignment, thereafter pay all further distributions on account of the Interest (or part thereof), so assigned, to the assignee of such Interest, or part thereof. As between any Member and its assignee, Profits and Losses for the Fiscal Year of the Company in which such assignment occurs shall be apportioned for federal income tax purposes in accordance with any convention permitted under ss.706(d) of the Code and selected by the Management Committee.

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      Section 14.4 Right of First Refusal.

      (a) Except in the case of a transfer involving a Permitted Assignee or an assignee approved by all of the Members, in the event of any proposed assignment of all or any part of an Interest, the Member proposing to make such assignment, or the third party foreclosing upon the Interest succeeding thereto as a result of an "involuntary transfer," shall give to the Members a written notice ("assignment notice") stating the terms of the proposed assignment and the name, address and a resume for the Person(s) to whom the proposed assignment would be made; the assignment notice shall be accompanied by sufficiently detailed information relating to the fair market valuation of the Interest, and such other information reasonably requested by the Members. Upon receiving the assignment notice, the other Members shall have the option, for a period of 60 days from the date that it receives the assignment notice, to vote that the Company acquire all of that portion of the Interest subject to the assignment notice, for the same consideration and other terms and conditions contained in the assignment notice. If this right of first refusal is exercised by the other Members (and the Company), the closing shall occur within 30 days of the exercise of such option.

      (b) If the other Members (and the Company) fail to exercise their right of first refusal within the 60 day period, the Interest covered by the assignment notice may then be assigned to the Person(s) described in the assignment notice, for exactly the same consideration and other terms and conditions provided therein; provided however, that such Person acquiring the Interest in question shall not become a Substitute Member unless the assignee has been approved in such capacity under Section 14.1. In the event that the other Members (and the Company) do not exercise this right of first refusal, the proposed assignment shall be closed within 60 days following the 60-day period described in subsection (a) above. If such closing does not occur within that time period, then the Interest in question shall once again become subject to the restrictions of this Article 14 and this Agreement.

      Section 14.5      "Tag-along" Rights of EAGLE.

      (a) Sale of Company Interest. In the event DIVOT or its Affiliates, acting either alone or with any other Members or assignees that previously acquired an Interest from DIVOT, proposes to assign more than 51% in aggregate of the total membership Interests owned by them in a transaction other than one contemplated in Section 14.1(c) (a "Block Sale"), such Block Sale transfer shall not be effectuated unless, and until, EAGLE has been provided with the opportunity to sell all or any part of its Interest at the same time and for the same consideration and same terms and conditions that apply to the Block Sale. The obligations of the Block Sale participants under this Section 14.5 to afford EAGLE the ability to exercise its "tag-along" rights shall be discharged if (i) EAGLE is provided with written notice to participate in the Block Sale transaction, together with a detailed description of the terms and conditions thereof, including the computation and proposed letter of understanding or definitive agreement describing the purchase price and all of the other terms and conditions of the transaction, and such other due diligence materials EAGLE may reasonably request; and (ii) EAGLE thereafter fails to exercise its rights

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to participate in the proposed  transaction  within 30 days after receiving such
written  notice.   For  purposes  of  computing  the  purchase  price  or  other consideration in any such Block Sale transaction, any securities or other property to be received by the assigning Members of their Affiliates shall be valued at their fair market value, and any compensation to be paid to any officers, directors, owners or other principals or Affiliates of such Members, shall also be taken into account in computing the amount of consideration to be received by the assigning Members, and the corresponding amount that EAGLE shall be entitled to receive if it elects to exercise his "tag-along" rights and participate in the Block Sale transaction.

      (b) Sale of MILLER. In the event that (i) DIVOT proposes to sell, transfer, exchange, assign or otherwise dispose of stock or other securities of MILLER, whether by separate sale or by merger, consolidation, share exchange, recapitalization or other reorganization involving MILLER, or (ii) MILLER, DIVOT and/or any other shareholders or security holders of MILLER, issue, enter into or participate in any agreements, options, warrants, debentures, convertible securities or similar instruments the effect of which is to provide for contingent or future ownership of stock or other securities of MILLER (collectively "Investment Instruments"); and the effect of such transaction would cause DIVOT to own stock or other securities of MILLER that entitles DIVOT to own less than 51% of both the voting rights and economic participation in MILLER's outstanding stock and other securities (when assuming maximum issuance of shares and exercise of rights under all Investment Instruments); then a "Miller Sale" will be deemed have occurred for purposes of this Agreement. DIVOT agrees that if EAGLE shall elect, DIVOT shall not permit a Miller Sale to be effectuated unless, and until, DIVOT's Interest in the Company are sold to the same Persons that would own and control MILLER as the result of the Miller Sale. The fair price of DIVOT's Interest and the other customary terms and conditions of the transfer of DIVOT's Interest to such Persons acquiring ownership of MILLER shall be as DIVOT and such Persons reasonably agree upon. The obligations of DIVOT to afford EAGLE the ability to exercise its election rights hereunder shall be discharged if (i) EAGLE is provided with written notice of the Miller Sale transaction, together with a detailed description of the terms and conditions thereof, including the computation and proposed letter of understanding or definitive agreement describing the purchase price and all of the other terms and conditions of the transaction, and such other due diligence materials EAGLE may reasonably request; and (ii) EAGLE thereafter fails to exercise its election to have DIVOT sell its Interest to participate in the proposed transaction within 30 days after receiving such written notice.

      Section 14.6 Put Option of EAGLE. In the event that a "Eagle Withdrawal Event" occurs, as defined below, EAGLE shall have the right to cause the Company to purchase the entire Interest of EAGLE, together with the Interest of any Permitted Assignee ("Eagle Interest"), upon giving written notice of such event to the Management Committee, and providing the Company with a reasonable opportunity to cure the circumstances giving rise to the Eagle Withdrawal Event within a reasonable cure period agreed upon by both the Company and EAGLE, but in no event shall the cure period continue for more than thirty (30) days without the consent of EAGLE. In the event that EAGLE exercises this put option, the Company shall be required to purchase the entire Eagle Interest, for cash, within thirty (30) days of receiving the put option notice (or if applicable, within fifteen (15) days after the cure period elapses). The Eagle Interest shall be valued at its aggregate book value as of the month end immediately

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preceding the events  giving rise to EAGLE's  rights to exercise the put option.
The purchase price shall be allocated among the holders of the Eagle Interest in proportion to the relative Interests held by each holder of a Eagle Interest. For purposes of this Agreement, a Eagle Withdrawal Event shall mean any of the following: (i) breach of this Agreement by another Member; (ii) intentional misconduct or gross negligence by representatives of DIVOT or other members of the Company's management causing a material and adverse effect on the Company business (except acts involving EAGLE or its Shareholders, directors or officers); (iii) the commission of a morally reprehensible crime or other socially unacceptable conduct causing ill repute to the Company by any Person having significant involvement in the management of the Company; or (iv) the Company has not achieved gross revenues of $1,000,000 or more for the twelve
(12) month period ending on the second anniversary of the date hereof and for each Fiscal Year commencing thereafter, except in this case the 30-day period set forth above shall be increased to sixty (60) days, during which 60-day period EAGLE agrees to meet with DIVOT in good faith to discuss the Company and its business opportunities, this Agreement, and the propriety of EAGLE'S taking action under this Section 14.6(iv).

                                  ARTICLE 15

                     DISSOLUTION, LIQUIDATION AND TERMINATION

      Section 15.1 No Dissolution. The Company shall not be dissolved by the admission of Additional Members or Substitute Members in accordance with the terms of this Agreement.

      Section 15.2 Events Causing Dissolution. The Company shall be dissolved and its affairs shall be wound up upon the occurrence of any of the following events:

      (a) the  expiration  of the  term of the  Company,  as  provided  in
Section 2.3 hereof;

      (b) the written consent of all Members;

      (c) at such time as there are no Members;

      (d) the entry of a decree of judicial dissolution under of the Florida Act.

      (e) the termination of the License Agreement;

      (f) the breach of that certain stock registration rights agreement to be entered into by DIVOT and an Affiliate of EAGLE pursuant to the License Agreement, or the failure of DIVOT to register and maintain the registration of the DIVOT stock issued pursuant thereto within the time and for the period set forth in section C.2. of such registration rights agreement, unless DIVOT cures such breach by entering into an agreement with the holders of such DIVOT stock to purchase such stock for a price in cash equal to its then fair market value (which shall not be less than the public market price per share thereof), as determined by an appraiser mutually agreed upon by DIVOT and such holders (the cost of which appraiser shall be borne by DIVOT and the Company);

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

      (g) upon the bankruptcy or dissolution of a Member, unless all remaining Members agree in writing within 30 days after such event to continue the business of the Company; provided, however, that the Company shall nonetheless be dissolved if the License Agreement is terminated upon the happening of or in connection with either of such events; or

      (h) EAGLE's election to dissolve in the event the Company has not achieved gross revenue of $1,000,000 or more for the twelve (12) month period ending on the second anniversary of the date hereof and for each Fiscal Year commencing thereafter, if it has not elected to exercise its put option pursuant to Section 14.6; provided, however, that EAGLE agrees that it shall not elect to dissolve the Company hereunder, without first giving DIVOT sixty (60) days prior written notice, during which 60-day period EAGLE agrees to met with DIVOT in good faith to discuss the Company, its business opportunities, this Agreement, and the propriety of EAGLE'S taking action under this section.

      Section 15.3 Notice of Dissolution. Upon the dissolution of the Company the Management Committee shall promptly notify the Members of such dissolution.

      Section 15.4 Liquidation. Upon dissolution of the Company, the Management Committee (in such capacity, the "Liquidating Trustee") shall carry out the winding up of the Company and shall immediately commence to wind up the Company's affairs; provided, however, that a reasonable time shall be allowed for the orderly liquidation of the assets of the Company and the satisfaction of liabilities to creditors so as to enable the Members to minimize the normal losses attendant upon a liquidation. The Members shall continue to share Profits and Losses and other items during liquidation in the same manner, as specified in Article 8 hereof, as before liquidation. The proceeds of liquidation shall be distributed in the following order and priority:

      (a) to creditors of the Company, including Members who are creditors, to the extent otherwise permitted by law, and consistent with the subordination or other terms and conditions therein pertaining to priority of satisfaction of such indebtedness, in full satisfaction of the liabilities of the Company (whether by payment or the making of reasonable provision for payment thereof); and

      (b) to the Members in accordance with their Percentage Interests.

      Section 15.5 Termination. The Company shall terminate when all of the assets of the Company, after payment of or due provision for all debts, liabilities and obligations of the Company, shall have been distributed to the Members in the manner provided for in this Article 15 and the Certificate shall have been canceled in the manner required by the Florida Act.

      Section 15.6 Claims of the Members. The Members and former Members shall look solely to the Company's assets for the return of their Capital Contributions, and if the assets of the Company remaining after payment of or due provision for all debts, liabilities and obligations of the Company are insufficient to return such Capital Contributions, the Members and former Members shall have no recourse against the Company or any other Member; provided, however, that nothing contained herein shall be deemed to limit the rights of a Member under applicable law.

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                               ARTICLE 16

                                   MISCELLANEOUS

      Section 16.1 Notices. All notices provided for in this Agreement shall be in writing, duly signed by the party giving such notice, and shall be delivered, telecopied or mailed by registered or certified mail or by recognized overnight delivery service, as follows:

      (a) if given to the Company, in care of the Management  Committee at the  principal  place of  business  of the  Company  set forth in Section  2.5 hereof.

      (b) if given to any Member, at the address set forth under its name on Schedule A attached hereto, or at such other address as such Member may hereafter designate by written notice to the Company.

      Section 16.2 Failure to Pursue Remedies. The failure of any party to seek redress for violation of, or to insist upon the strict performance of, any provision of this Agreement shall not prevent a subsequent act, which would have originally constituted a violation, from having the effect of an original violation.

      Section 16.3 Cumulative Remedies. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive its right to use any or all other remedies.
Said rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.

      Section 16.4 Binding Effect. This Agreement shall be binding upon and inure to the benefit of all of the parties and, to the extent permitted by this Agreement, their successors, legal representatives and assigns.

      Section 16.5 Interpretation. Throughout this Agreement, nouns, pronouns and verbs shall be construed as masculine, feminine, neuter, singular or plural, whichever shall be applicable. All references herein to "Articles," "Sections" and "Paragraphs" shall refer to corresponding provisions of this Agreement.

      Section 16.6 Severability. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

      Section 16.7 Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document. All counterparts shall be construed together and shall constitute one instrument.

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

      Section 16.8 Integration. This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

      Section 16.9 Governing Law. This Agreement and the rights of the parties hereunder shall be interpreted in accordance with the laws of the State of Florida, and all rights and remedies shall be governed by such laws without regard to principles of conflict of laws.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                    MEMBERS:

                                          DIVOT GOLF CORPORATION

                                    By:
                                      ------------------------------------------
                                      Name:
                                     Title:

                                          EAGLE GOLF ENTERPRISES, INC.:

                                       By:
                                      ------------------------------------------
                                      Name:
                                     Title :


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


                                  SCHEDULE A


                                    MEMBERS

                                                                  Member's
                                   Capital                       Percentage
       Name                      Contribution                     Interest
----------------------          --------------                 -------------
DIVOT GOLF CORPORATION                $80 CASH                   80%
201 N. Franklin Street
Suite 200
Tampa, FL  33602

EAGLE GOLF
ENTERPRISES, INC.,                    $20 CASH                   20%
231 Royal Palm Way
Suite 100
Palm Beach, Florida  33480


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


                                    SCHEDULE B

                        EAGLE OR RAYMOND FLOYD COMMITMENTS

American Home Products and any renewals thereof

Black Ice Golf - Equipment and club coating. Non-exclusive, RFG holds equity position with royalties.

Blockbuster   Entertainment  -  Instructional  video,  Cuttin'  Strokes  (1996).
Non-exclusive, RFG has right to source and distribute.

Bridgestone Sports USA and any renewals thereof - Golf ball (Precept brand) and glove. Exclusive to category. License and endorsement fee, with performance bonuses.

Capital Mercury - Apparel and any renewals thereof. Exclusive to shirt, windshirt, vest and short category, guaranteed minimum, plus royalties.

Corporate Express, Inc. - Joint ventures, alliances and other endorsement arrangements with a NYSE company to target Fortune 1000 corporate market with corporate merchandise catalogs for employees, customers and award programs.

Cyber Ad - Web site and real time catalog. Exclusive to category, percentage of proceeds.

Dotson Art - Gold theme greeting cards.

Electronic Arts - Video golf game featuring stars of the Senior PGA Tour.

Golf Clubs - with any party - Exclusive.

Golf Day - Day planner with golf theme featuring Raymond. Exclusive to category. Guarantee and royalty and distribution rights to corporate markets.

Gustbuster Umbrella - High end, patented golf and fashion umbrellas. Exclusive to category.

Hyatt Hotel and Resorts and any renewals thereof

Inpro - Shotmaster hand held computer teaching device. Non-exclusive to category.

Lexus and any renewals thereof

Neckwear - High end ties featuring the Floyd eagle logo.  Non-exclusive.

OCC Sports - Instructional video, 60 Yards In.

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

Pro Tour Memorabilia - Signed framed photographs, club heads and balls. Non-exclusive. Signing session fee and royalties on sales.

Raymond Floyd Belts - Signature belt collection. Exclusive, guaranteed minimum and royalty. Price points to be two-tiered for green grass and lower retail. Thirty or so SKU's to start. Three years with automatic renewal.

SBC Catalog - Employee catalog distributed to 200,000 employees with merchandise bearing logo's; RFG has 2 pages with various products. Non-exclusive to category. Makes margin on sale to catalog entry.

Sikorsky - alliance or other endorsement arrangements

Simon & Schuster - Instructional Book, The Elements of Scoring, to be released September '98.

Sirgany - Golf shop retailer in specialty niches such as airports. Exclusive to category. Equity and guaranteed royalties.

Softspikes - Alternative golf spike. Exclusive to category.  Equity.

Southwestern Bell and any renewals thereof

Statue Masters - High end statues and busts of RLF. Exclusive to category. Royalty percentage and distribution rights.

Stromgren - Lycra support and magnetic therapy for athletes. Exclusive to category. Equity, royalties.

Sunglasses - endorsement contract to wear and endorse signature line of sunglasses --- non-exclusive to category

West Sports Marketing - Master's collectable card.

44